EXHIBIT 99.3

FORM OF PRESS RELEASE

AXION POWER INTERNATIONAL, INC.

3601 Clover Lane

New Castle, Pennsylvania 16105

Axion Power Announces Registered Direct Common Stock Offering of up to $ 10.0 million

NEW CASTLE, PA (February 1 , 2012) . . . Axion Power International, Inc. (OTC Bulletin Board: AXPW) (“Axion” or “the Company”), the developer of advanced leadcarbon PbC® batteries and energy storage systems, today announced that it has entered into definitive agreements to sell an aggregate of not more than 28,571,429 shares of common stock, par value $0.0001 per share (the “Shares”), at a price per share of $0.35 for gross proceeds up to $10 million, before deducting placement agents’ fees and estimated offering expenses. The share price for this transaction was pre-determined by calculating a 10% discount to market using the Company’s volume weighted average price for the trailing 40 day period (VWAP).

The Shares are being offered directly by Axion pursuant to an effective shelf registration statement previously filed with, and declared effective by the Securities and Exchange Commission on July 14, 2011. The Company anticipates that the net proceeds from the offering will be used for working capital, capital expenditures and general corporate purposes. The closing of this offering is expected to occur on or about February 3, 2012, subject to the satisfaction of customary closing conditions.

Philadelphia Brokerage Corporation and Emerging Growth Equities, Ltd served as co-placement agents for the offering. When available, copies of the prospectus supplement and the accompanying base prospectus relating to the offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov.

This press release does not and shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any state or jurisdiction.

About Axion Power International, Inc.

Axion has developed and patented a next generation energy storage device that won the prestigious Frost & Sullivan Technology Award for North America in the field of lead-acid batteries. According to Frost & Sullivan, Axion's new PbC batteries have "the potential to revitalize the lead-acid battery industry by breathing new life into an established technology that is not well suited to the requirements of important new applications like hybrid electric vehicles and renewable power."

Axion Power International, Inc. is the industry leader in the field of lead-acid-carbon energy storage technologies. Axion believes this new battery technology is the only class of advanced battery that can be assembled on existing lead-acid battery production lines throughout the world utilizing Axion’s proprietary carbon electrodes. Axion's future goal, after filling their plant's lead-carbon battery production capacity, is to become the leading supplier of carbon electrode assemblies for the global lead-acid battery industry.

For more information, visit www.axionpower.com

Forward-looking Statements

Certain statements in this Press Release are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include the risk for the Company to complete its development work, as well as the risks inherent in commercializing a new product (including technology risks, market risks, financial risks and implementation risks, and other risks and uncertainties affecting the Company), as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov. We disclaim any intention or obligation to revise any forward-looking statements, including, without limitation, financial estimates, whether as a result of new information, future events, or otherwise.

Contacts

Axion Power International, Inc.

Charles Trego, CFO
ctrego@axionpower.com
(724) 654-9300

Allen & Caron Inc

Rudy Barrio (Investors)

r.barrio@allencaron.com

(212) 691-8087

Len Hall (Media)

len@allencaron.com